UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2013

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9810 Summers Ridge Road San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 2, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of OncoSec Medical Incorporated (“OncoSec”) approved an amendment (the “Amendment”) to that certain employment agreement, dated as of May 18, 2011, by and between OncoSec and Veronica Vallejo, OncoSec’s Chief Financial Officer, (the “Employment Agreement”).  Pursuant to the Amendment, (i) the severance payment payable to Ms. Vallejo in the event of her termination is to equal twelve (12) months (the “Severance Period”) of her annual salary at the time of termination and (ii) the period for which the Company will pay for applicable premium costs for continued group health plan coverage was increased to the Severance Period, subject in each case to the terms of the Employment Agreement. Prior to the Amendment, the Employment Agreement provided for a Severance Period of six (6) months. A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01                   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Employment Agreement, by and between OncoSec Medical Incorporated and Veronica Vallejo, dated as of August 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: August 8, 2013	By:	/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer
(Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description
10.1	Amendment No. 1 to Employment Agreement, by and between OncoSec Medical Incorporated and Veronica Vallejo, dated as of August 2, 2013